                      FUND PARTICIPATION AGREEMENT


     THIS AGREEMENT is executed as of May 15th, 2009, and effective as of May 15th, 2009, by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "Underwriter"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY AND LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK , life insurance companies organized under the laws of the states of Indiana and New York ("Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts") and Lincoln Financial Distributors, Inc., an affiliate of the Company, the principal underwriter of the Accounts and the Contracts, and a broker-dealer registered as such under the Securities Exchange Act of 1934 (the "Distributor").

                          W I T N E S S E T H:

     WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission ("SEC") to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and acts as principal underwriter of the shares of the Fund; and

    WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

     WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Fund Exemptive Order"); and

     WHEREAS, BlackRock Advisors, LLC ("BAL") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Funds' investment adviser; and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                  ARTICLE 1
                          SALE OF THE FUND SHARES

     1.1 Subject to Section 1.3, the Fund shall make shares of the Portfolios available to the Accounts at the most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Fund's transfer agent), in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectus of the Portfolios. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio.

     1.2 If transactions in Fund shares are to be settled through the NSCC Fund/SERV system, the following provisions shall apply:

     a) FUND/SERV TRANSACTIONS. If the parties choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, any corrections to a Fund's prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

     b) MANUAL TRANSACTIONS. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Fund's prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to Fund shareholders, the reason for the adjustment.

     c) PURCHASES AND REDEMPTION ORDERS; SETTLEMENT OF TRANSACTIONS.

          i. METHOD OF COMMUNICATION.

          FUND/SERV TRANSACTIONS. If the parties choose to use Fund/SERV, the following provisions shall apply:

          The Company and the Fund or its designee will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the

          Company and the Fund or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

          Any information transmitted through NSCC's Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

          On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day. The Company shall communicate to the NSCC the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 6:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

          All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940, as amended (the "1940 Act").

         ii. MANUAL TRANSACTIONS. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

              NEXT DAY TRANSMISSION OF ORDERS. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day (the "Trade Date"). All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

              PURCHASES. The Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BDI or its designee purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

              REDEMPTIONS. With respect to redemption orders placed by the Company by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions by 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

     1.3 Subject to Section 1.3, the Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the most recent net asset value provided to the Company prior to receipt by the Fund (or the Fund's transfer agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectus of the Portfolios. The Fund shall make payment for such shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

     1.4 (a) The Company will not aggregate orders received from its Contract holders after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) ("Market Close") with orders received before Market Close, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after Market Close from being aggregated with orders received before Market Close and to minimize errors that could result in late transmission of orders. Orders received by Company before Market Close will receive that day's net asset value and Orders received by Company after Market Close will receive the next day's net asset value.

     (b) The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund's prospectus on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund's prospectus or statement of additional information. In the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in proper form and in accordance with the terms of this Agreement. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals.

     1.5 Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund or its designee receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order pursuant to Section 1.3, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

     1.6 Issuance and transfer of shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

     1.7 The Fund or its designee shall furnish prompt written notice to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing of the number of Shares so issued as payment of such dividends and distributions.

     1.8 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. If the Fund provides materially incorrect share net asset value information, it shall make an adjustment to the number of shares purchased or redeemed for any affected Account to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly in writing upon discovery to the Company.

     1.9 The Company agrees that it will not take any action to operate an Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

     1.10 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.11 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

     1.12 The Fund reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Fund, in its sole opinion, believes the Company's Contract holder(s) is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract holders, to provide such relevant information about Market Timers to the Fund as it may reasonably request, including but not limited to such Contract holder's identity, and to prevent Market Timing from occurring by or because of Contract holders. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund's rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms of the Shareholder Information Agreements executed on April 16, 2007 as of the effective date of this Agreement.

                                 ARTICLE 2
                       OBLIGATIONS OF THE PARTIES

     2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

     2.2 At least annually, the Underwriter or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule B hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Underwriter or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably require for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Shares conform to the Company's Contract prospectuses or related materials; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Underwriter or its designee provide the prospectus in a "camera ready" or diskette format, the Underwriter shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format, and the Company shall bear the expense of adjusting or changing the format to conform with any of its Contract prospectuses or related materials.

     2.3 The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

     2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners.

     2.5 With respect to any prospectus, shareholder report or proxy solicitation materials that concern solely the Fund and no other investment vehicle funding the Accounts, the Fund shall pay for the Company's postage costs in connection with mailing such materials to existing Contract owners. With respect to any prospectus, shareholder report or proxy solicitation materials that concern the Fund together with other investment vehicles funding the Accounts, the Fund shall pay a proportionate amount of the Company's postage costs, based on the percentage of such Account's overall assets that are invested in the Fund, in connection with mailing such materials to existing Contract owners.

     2.6 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL ("Fund Parties") is named prior to the filing of such document with the SEC. Upon request, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or BAL is named, at least ten Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if any of the Fund Parties reasonably objects to such use.

     2.7 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:

     (a) the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP", if any);

     (b)     the Company's quarterly statements, if any;

     (c) any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

     (d) any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

     2.8 The Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

     2.9 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

     2.10 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

     2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract holders: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or Contract holders are received, as well as Shares held by the Account that are owned by the Company for their general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.


                                  ARTICLE 3
                       REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the States of Indiana and New York, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

    3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

     3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

     3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

     3.6 The Fund has adopted a Distribution Plan (the "Plan") with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Underwriter to pay to each Insurance Company that enters into an agreement with the Underwriter to provide distribution related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the net asset value of the Class II shares and up to 0.25% of the net asset value of Class III shares of each Portfolio held by such Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund. Payments under this provision shall be made to the Distributor.

     3.7 The Fund represents that it will comply and maintain each Portfolio's compliance with the diversification requirements set forth in
Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.6 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     3.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.9 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, but not limited to, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act and any other applicable regulations. The Company agrees to provide the Fund with such information as it may reasonably request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Fund, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

     3.10 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company, for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.

     3.11 The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

                             ARTICLE 4
                       POTENTIAL CONFLICTS

     4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Directors, or a majority of the Fund's Directors who are not affiliated with the Adviser or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict;

provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

     4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

     4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                              ARTICLE 5
                           INDEMNIFICATION

     5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such
Losses:

           (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the prospectuses for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

           (b)  arise out of or result from statements or representations
   (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

           (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
   Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

           (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

           (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 The Underwriter and each Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

           (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

           (b)  arise out of or result from statements or representations
   (other than statements or representations contained in and accurately derived from

   Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

           (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

           (d) arise out of or result from any failure by the Underwriter or the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

           (e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund.

     5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE 6
                                  TERMINATION

     6.1 This Agreement may be terminated by either party for any reason by sixty (60) days' advance written notice delivered to the other party.

     6.2 This Agreement may be terminated at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

     6.3 This Agreement may be terminated at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.

     6.4 This Agreement may be terminated by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

     6.5     This Agreement may be terminated at the option of the Company if
(A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund or Underwriter breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach.

     6.6 Notwithstanding any termination of this Agreement, the Fund will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     6.7     In the event of a termination of this Agreement pursuant to this
Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.7 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

     6.8 The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

                                ARTICLE 7
                                 NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         To the Fund:

         BlackRock Variable Series Funds, Inc.
         40 East 52nd Street
         New York, NY  10022
         Attention:  Anne Ackerley

         With a copy to:

         Robert Connolly
         General Counsel
         BlackRock, Inc.
         40 East 52nd Street
         New York, NY 10022

         To the Underwriter:

         BlackRock Investments, Inc.
         40 East 52nd Street
         New York, NY  10022
         Attn: Frank Porcelli

         With a copy to:

         BlackRock Investments, Inc.
         40 East 52nd Street
         New York, NY  10022
         Attn: Steven Hurwitz, Chief Compliance Officer

If to the Company:

             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
             1300 S. Clinton Street
             Fort Wayne, IN 46802
             Attn: Kevin J. Adamson

             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
             1300 S. Clinton Street
             Fort Wayne, IN 46802
             Attn: Kevin J. Adamson

                           ARTICLE 8
                        MISCELLANEOUS

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other parties.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                        THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                        By: /s/ Daniel R. Hayes
                           ------------------------------------------
                        Name: Daniel R. Hayes
                        Title: Vice President


                        LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                        By: /s/ Daniel R. Hayes
                           ------------------------------------------
                        Name: Daniel R. Hayes
                        Title: Vice President


                        LINCOLN FINANCIAL DISTRIBUTORS, INC.

                        By:  /s/ James J. Ryan
                           ------------------------------------------
                        Name: James J. Ryan
                        Title: Vice President & Director


                        BLACKROCK VARIABLE SERIES FUNDS, INC.

                        By: /s/ Denis R. Molleur
                           ------------------------------------------
                        Name: Denis R. Molleur
                        Title: Assistant Secretary


                        BLACKROCK INVESTMENTS, LLC

                        By:  /s/ Frank Porcelli
                           ------------------------------------------
                        Name: Frank Porcelli
                        Title: Managing Director

                                    SCHEDULE A

Separate Accounts of The Lincoln National Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc.

    Lincoln National Variable Annuity Account C
    Lincoln National Variable Annuity Account L
    Lincoln Life Variable Annuity Account N
    Lincoln Life Variable Annuity Account Q
    Lincoln Life Variable Life Account M
    Lincoln Life Variable Life Account R
    Lincoln Life Variable Life Account S
    Lincoln Life Variable Life Account Z


Separate Accounts of Lincoln Life & Annuity Company of New York participating in Portfolios of BlackRock Variable Series Funds, Inc.

    Lincoln Life & Annuity Variable Annuity Account L
    Lincoln New York Account N for Variable Annuities
    Lincoln Life & Annuity Variable Account M
    Lincoln Life & Annuity Variable Account R
    Lincoln Life & Annuity Variable Account S
    Lincoln Life Variable Life Account Z

                                 SCHEDULE B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. offered to Separate Accounts of The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York

All available share classes of:

CLASS                            FUND NAME                              CUSIP                          TICKER
 I                      BlackRock Balanced Capital V.I. Fund          09253L108                        AMBLI
 I                      BlackRock Basic Value V.I. Fund               09253L405                        BAVLI
 II                     BlackRock Basic Value V.I. Fund               09253L504                        BAVII
III                    BlackRock Basic Value V.I. Fund                09253L603                        BVIII
 I                      BlackRock Fundamental Growth V.I. Fund        09253L843                        FDGRI
 I                      BlackRock Global Allocation V.I. Fund         09253L777                        GLALI
 II                     BlackRock Global Allocation V.I. Fund         09253L769                        GLAII
III                    BlackRock Global Allocation V.I. Fund          09253L751                        GAIII
 I                      BlackRock Global Growth V.I. Fund             09253L819                        GLGRI
III                    BlackRock Global Growth V.I. Fund              09253L785                        GGIII
 I                      BlackRock Government Income V.I. Fund         09253L744                        GVBDI
 I                      BlackRock High Income V.I. Fund               09253L710                        HICUI
 I                      BlackRock International Value V.I. Fund       09253L645                        IVVVI
 I                      BlackRock Large Cap Core V.I. Fund            09253L611                        LGCCI
 II                     BlackRock Large Cap Core V.I. Fund            09253L595                        LGCII
III                    BlackRock Large Cap Core V.I. Fund             09253L587                        LCIII
 I                      BlackRock Large Cap Growth  V.I. Fund         09253L579                        LGGGI
III                    BlackRock Large Cap Growth  V.I. Fund          09253L553                        LGIII
 I                      BlackRock Large Cap Value V.I. Fund           09253L546                        LCVAX
 II                     BlackRock Large Cap Value V.I. Fund           09253L538                        LCVBX
III                    BlackRock Large Cap Value V.I. Fund            09253L520                        LVIII
 I                      BlackRock Money Market V.I. Fund              09253L876                        DMMKI
 I                      BlackRock S&P 500 Index V.I. Fund             09253L678                        IDXVI
 II                     BlackRock S&P 500 Index V.I. Fund             09253L660                        IXVII
 I                      BlackRock Total Return V.I. Fund              09253L702                        CRBDI
 I                      BlackRock Utilities and Telecommunications
                          V.I. Fund                                   09253L512                        UTTLI
 I                      BlackRock Value Opportunities V.I. Fund       09253L470                        SMCPI
 II                     BlackRock Value Opportunities V.I. Fund       09253L462                        SMCII
III                    BlackRock Value Opportunities V.I. Fund        09253L454                        SCIII

                         Amendment to Agreements

BlackRock Advisors, LLC ("BAL") has entered into Fund Participation and/or administrative Services Agreements (the "Agreements"), with your Firm ("Firm") for operational & recordkeeping services ("Services"). The parties hereby agree to amend the Agreements, effective as of 07/1/1 0, with the following terms:

           1. The invoicing language will be replaced in its entirety with the following:

Firm shall calculate the payment contemplated by Section 1 of the Agreement at the end of each quarter ("Quarterly Payment"). BAL will submit such payment to Firm, after the receipt of an invoice by Firm.

Please submit invoices to BAL at: NonStandard.Invoices@blackrock.com. The invoice will be submitted on a quarterly basis in a Microsoft Excel format and include the following information:

1. The total average daily net assets during the period covered by the invoice by Fund and Share Class (ticker/CUSIP).
2. The basis point rate that applies to each account.
3. The subtotal amount due by Fund and Share Class (ticker/CUSIP).
4. The total amount due.
S. Invoice submitted on Firm letterhead.
6. Each invoice to include an invoice number.
7. Payment instructions (Wire/Check/ACH).
8. Contact information for the Firm.

Invoices must be received in a timely manner. Any invoice which is received subsequent to 6 months after the time period covered by the invoice may be subject to non-payment. additions or adjustments to previously received invoices submitted subsequent to 6 months after the time period covered by the invoice may also be subject to non-payment.

The parties acknowledge and agree that the assets and/or accounts covered under the terms of this Agreement will not be subject to fees or any additional payment arrangements with BAL or its affiliates for operational and recordkeeping services, sub-transfer agency, sub-accounting, networking services or for any similar services, other than as described herein. Firm represents and warrants that they are not invoicing BAL or its affiliates for duplicative fees as described in the preceding sentence.

Any invoices shall only cover time periods for which this Agreement is in effect.

           2. BlackRock Variable Series Funds, Inc. fund Exhibit

The parties hereby agree to delete any prior fund schedules or exhibits and replace with an updated fund Exhibit. The parties hereby agree to amend this fund Exhibit as needed from time to time by mutual consent.

                                 Exhibit

             BlackRock Variable Series Funds, Inc. fund list

FUND NAME                                             CLASS     CUSIP      TICKER
                                 EQUITY FUNDS
BlackRock Balanced Capital V.I. Fund                     I    09253L108     AMBLI
BlackRock Basic Value V.I. Fund                          I    09253L405     BAVLI
BlackRock Basic Value V.I. Fund                          II   09253L504     BAVII
BlackRock Basic Value V.I. Fund                         III   09253L603     BVIII
BlackRock Capital Appreciation V.I. Fund                 I    09253L843     FDGRI
BlackRock Capital Appreciation V.I. Fund                III   09253L827     FGIII
BlackRock Global Allocation V.I. Fund                    I    09253L777     GLALI
BlackRock Global Allocation V.I. Fund                    II   09253L769     GLAII
BlackRock Global Allocation V.I. Fund                   III   09253L751     GAIII
BlackRock Global Opportunities V.I. Fund                 I    09253L819     GLGRI
BlackRock Global Opportunities V.I. Fund                III   09253L785     GGIII
BlackRock International Value V.I. Fund                  I    09253L645     IVVVI
BlackRock Large Cap Core V.I. Fund                       I    09253L611     LGCCI
BlackRock Large Cap Core V.I. Fund                       II   09253L595     LGCII
BlackRock Large Cap Core V.I. Fund                      III   09253L587     LCIII
BlackRock Large Cap Growth V.I. Fund                     I    09253L579     LGGGI
BlackRock Large Cap Growth V.I. Fund                    III   09253L553     LGIII
BlackRock Large Cap Value V.I. Fund                      I    09253L546     LCATT
BlackRock Large Cap Value V.I. Fund                      II   09253L538     LCBTT
BlackRock Large Cap Value V.I. Fund                     III   09253L520     LVIII
BlackRock Utilities and Telecommunications V.I. Fund*    I    09253L512     UTTLI
BlackRock Utilities and Telecommunications V.I. Fund*   III   09253L488     UTIII
BlackRock Value Opportunities V.I. Fund                  I    09253L470     SMCPI
BlackRock Value Opportunities V.I. Fund                  II   09253L462     SMCII
BlackRock Value Opportunities V.I. Fund                 III   09253L454     SCIII
                            FIXED INCOME FUNDS
BlackRock Government Income V.I. Fund                    I    09253L744     GVBDI
BlackRock High Income V.I. Fund                          I    09253L710     HICUI
BlackRock Total Return V.I. Fund                         I    09253L702     CRBDI
BlackRock Total Return V.I. Fund                        III   09253L884     CBIII


                                INDEX FUND
BlackRock S&P 500 Index V.I. Fund                        I    09253L4678    IDXVI
BlackRock S&P 500 Index V.I. Fund                        II   09253L660     IXVII
                             MONEY MARKET FUND
BlackRock Money Market V.I. Fund**                       I    09253L876     DMMKI

*Name change to BlackRock Equity Dividend V.I. Fund effective October 1,2010 **No operational & recordkeeping payments will be made on the this fund

     To the extent that provisions of the Agreement(s) and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement(s) shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.














                             Signature page follows

Agreed and Accepted:
Firm Name: Lincoln National Life Insurance Company

Signature: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President
Dated: September 27, 2010

Firm Name: Lincoln Life and Annuity Company of New York
Signature: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President
Dated: September 27, 2010

Firm Name: BlackRock Advisors, LLC
Signature: /s/ Brian Schmidt
Name: Brian Schmidt
Title: Managing Director
Date: October 15, 2010

Firm Name: BlackRock Investments
Signature: /s/ Frank Porcelli
Name: Frank Porcelli
Title: Managing Director
Dated: 10/25, 2010

Firm Name: BlackRock Variable Insurance Series, Inc.
Signature: /s/ illegible
Name:
Title:  Assistant Secretary
Dated:

                                      4